MORGAN STANLEY MUNICIPAL INCOME OPPORTUNITIES TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JUNE 1, 2009 - NOVEMBER 30, 2009

                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
   Pennsylvania                                                                                   Morgan Stanley,
  Intergovern-                                                                                       Goldman,
     mental       06/10/09     --    $106.477    $354,925,000      1,230,000     0.35%    1.07%     Sachs & Co.,         Goldman
    5.00% due                                                                                       RBC Capital           Sachs
    6/15/2021                                                                                        Markets